UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, upon the recommendation of the Compensation Committee of the Board of Directors of Prosperity Bancshares, Inc. (the “Company”), the Company and Prosperity Bank (the “Bank”) entered into a Third Amended and Restated Employment Agreement (the “Agreement”) with David Zalman, the Senior Chairman and Chief Executive Officer of the Company.

The Agreement amends and restates the Second Amended and Restated Agreement effective January 1, 2009, and contains the three substantive amendments summarized below.

1.
Removal of the age-related restriction related to extensions of the term of the Agreement, so that the Agreement now may be extended beyond the year in which Mr. Zalman turned age 67, which is 2023.

2.
Increase in the amount that would be paid to Mr. Zalman upon a Change in Control (as defined in the Agreement). Prior to the amendment, the Agreement provided that upon a Change in Control, Mr. Zalman would receive a payment equal to three times Base Salary (as defined in the Agreement), with no consideration of his bonus. The Agreement as amended provides for a payment equal to three times Base Salary and three times Mr. Zalman’s Average Annual Bonus (as defined in the Agreement) upon a Change in Control. “Average Annual Bonus” is defined as an amount equal to the average of (i) the amount earned under the executive formulaic annual incentive bonus program or any replacement bonus program for executives of the Company, whether paid in restricted stock or cash, and (ii) any discretionary cash bonus amounts received by Mr. Zalman, for the two calendar years immediately preceding the year in which Mr. Zalman’s employment terminates. In addition, the Agreement now provides that any outstanding shares of restricted stock of the Company will vest upon a Change in Control.

3.
Revision of the conflicts of interest section to permit Mr. Zalman to make personal investments in a competing business in a reasonable manner that does not interfere with his duties to the Company under the Agreement.

The summary of the Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Third Amended and Restated Employment Agreement dated December 29, 2023 by and among Prosperity Bancshares, Inc, Prosperity Bank and David Zalman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: January 2, 2024	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel